EXHIBIT 99.1

MEMBERS OF FILING GROUP

V. Prem Watsa

The Second 810 Holdco Ltd.

The Second 1109 Holdco Ltd.

The Sixty Two Investment Company Limited

12002574 Canada Inc.

Fairfax Financial Holdings Limited

FFHL Group Ltd.

Fairfax (Barbados) International Corp.

Wentworth Insurance Company Ltd.

The Sixty Three Foundation

Fairfax (US) Inc.

Odyssey US Holdings Inc

Odyssey Group Holdings, Inc.

Odyssey Reinsurance Company

Newline Holdings UK Limited

Newline Corporate Name Limited

Odyssey Reinsurance (Barbados) Ltd.

Hudson Insurance Company

Hilltop Specialty Insurance Company

1102952 B.C. Unlimited Liability Company

Allied World Assurance Company Holdings, Ltd

Allied World Assurance Company Holdings I, Ltd

Allied World Assurance Company, Ltd

Allied World Assurance Holdings (Ireland) Ltd

Allied World Assurance Holdings (U.S.) Inc.

Allied World Insurance Company

AW Underwriters Inc.

Allied World Specialty Insurance Company

Allied World Surplus Lines Insurance Company

Allied World Assurance Company, AG

Allied World Assurance Company (Europe) dac

Allied World Assurance Company (U.S.) Inc.

Crum & Forster Holdings Corp.

United States Fire Insurance Company

Zenith National Insurance Corp.

Zenith Insurance Company

Brit Limited

Brit Insurance Holdings Limited

Brit Reinsurance (Bermuda) Limited

Brit UW Limited

TIG Insurance Company

Connemara Reinsurance Company Ltd.

Allied World National Assurance Company

CRC Reinsurance Limited

Brit Syndicates Limited

The North River Insurance Company

Hudson Excess Insurance Company